SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2004

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345-B Nowlin Lane, Chattanooga, Tennessee		37421

(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code (423) 510-7010

Item 5. Other Events.

On April 14, 2004, the Company amended and restated its May 12, 2002 Loan and Security Agreement with Fleet Capital Corporation, as Agent. The Amended and Restated Loan and Security Agreement incorporates the subsequent seven amendments and further amends the agreement to include, among other things, a total facility of $60 million, consisting of the existing $40 million revolving line of credit and a $20 million term loan. The outstanding borrowing under the term loan was increased from $18.5 million to $20 million, with reduced quarterly amortization. The amended and restated credit facility also provides additional flexibility for the Company with respect to its financial covenants. A copy of the Amended and Restated Loan and Security Agreement is attached as Exhibit 4.13 to this Form 8-K.

Also attached as Exhibit 4.12 to this Form 8-K, is a copy of the seventh amendment to the original Loan and Security Agreement entered into on May 12, 2002, which was executed on January 22, 2004 and modified the definition of fixed charge coverage ratio.

Item 7. Exhibits.

4.12	Seventh Amendment to Loan and Security Agreement dated January 22, 2004.

4.13	Amended and Restated Loan and Security Agreement dated April 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2004	THE DIXIE GROUP, INC.
-s- Gary A. Harmon
Gary A. Harmon
Chief Financial Officer